UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 7, 2017

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) owns 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (“Oncor”). Oncor Holdings is wholly owned by Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”). EFH Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Holdings, Oncor and their respective subsidiaries (the “Oncor Entities”), filed voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware on April 29, 2014.

Item 7.01 REGULATION FD DISCLOSURE.

On July 7, 2017, Berkshire Hathaway Energy Company (“BHE”), an Iowa corporation, announced that it had entered into a definitive merger agreement with EFH Corp. that would ultimately result in the acquisition of Oncor (the “Merger”). A copy of the joint press release issued by BHE and Oncor with respect to the acquisition is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 OTHER EVENTS.

On July 7, 2017, at the request of and with the consent of EFH Corp. and EFIH, Oncor Holdings and Oncor entered into a letter agreement (the “BHE Letter Agreement”) with BHE, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC and O.E. Merger Sub III, LLC (collectively, the “Purchasers”) that sets forth certain rights and obligations of the parties and describes certain corporate actions Oncor and Oncor Holdings would take in connection with the Merger, as well as conditions to Oncor’s and Oncor Holdings’ obligations to take those actions. Prior to Oncor’s entry into the BHE Letter Agreement, Oncor’s prior letter agreement with NextEra Energy, Inc. had terminated pursuant to its terms.

Pursuant to the terms of the BHE Letter Agreement, the Oncor Entities are to conduct, in all material respects, their businesses in the ordinary course of business and materially consistent with the plan for 2017 and 2018 contained in Oncor’s long-range business plan. The regulatory commitments in the BHE Letter Agreement contemplate that upon consummation of the Merger, Oncor’s current Chief Executive, Robert S. Shapard, will assume the role of Executive Chairman of Oncor’s Board of Directors and E. Allen Nye, Jr., Oncor’s Senior Vice President, General Counsel and Secretary, will assume the role of Chief Executive.

The foregoing discussion of the terms of the BHE Letter Agreement is qualified in its entirety by reference to the full text thereof filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description

99.1	Joint press release issued July 7, 2017.

99.2	Letter Agreement, dated July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ David M. Davis
Name: David M. Davis
Title: Senior Vice President and Chief Financial Officer

Dated: July 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued July 7, 2017.

99.2	Letter Agreement, dated July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.